EXHIBIT 22
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

      State of
   Incorporation          Subsidiary
------------------    ----------------------------------------
      New York        Cabrillo Lanes, Inc.

      Delaware        Downtown Properties, Inc.

     California         Old Vail Partners, a California general partnership
                           (50% general partner)

     California       Downtown Properties Development Corp.

     California       UCVGP, Inc.

     California          UCV, L.P. (1% general partner)

     California       Sports Arenas Properties, Inc.

     California          UCV, L.P. (49% limited partner) (formerly known as
                           University City Village, a joint venture)

     California       Ocean West, Inc.

     California       RCSA Holdings, Inc.

     California          Old Vail Partners, a California general partnership
                           (50% general partner)

     California          Old Vail Partners, L.P. (49% limited partner)

     California             Vail Ranch Limited Partnership (50% limited partner)

     California       OVGP, Inc.

     California          Old Vail Partners, L.P. (1% general partner)

     California       Ocean Disbursements, Inc.

     California       Bowling Properties, Inc.

     California       Penley Sports, LLC (90% managing member)

All subsidiaries are 100% owned, unless otherwise indicated, and are included in the Registrant's consolidated financial statements, except for Vail Ranch Limited Partnership and UCV, L.P.


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